FO UR OA KS FINCORP , INC . NORTH CAROL IN A SEAL THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY, AS THE SUBSCRIPTION AGENT Incorporated under the laws of the State of North Carolina NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE VOID IF NOT EXERCISED BEFORE THE EXPIRATION TIME (AS DEFINED IN THE PROSPECTUS) Evidencing Non-Transferable Rights to Purchase Shares of Common Stock REGISTERED OWNER: COUNTERSIGNED AND REGISTERE D REGISTRAR AND TRANSER COM PAN Y (CRANFORD, NJ ) TRANSFER AGENT AND REGISTRA R B Y AUTHORIZED SIGN ATUR E THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase three (3) shares of common stock, $1.00 par value per share (the “Basic Subscription Privilege”), and, subject to the full exercise of the Basic Subscription Privilege, to purchase a portion of any shares of common stock that are not purchased by other holders of Rights through the exercise of their Basic Subscription Privilege (the “Oversubscription Privilege”), of Four Oaks Fincorp, Inc., a North Carolina corporation, subject to the commitment by and right of first refusal in favor of, the standby investor, and on the terms and subject to the conditions and limitations set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of the certificate included in this mailing. The non-transferable Rights represented by this Subscription Rights Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special issuance instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This certificate is governed by the laws of the State of North Carolina. Dated: SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER SUBSCRIPTION RIGHTS CERTIFICATE NO. SUBSCRIPTION PRICE: $1.00 PER FULL SHARE NUMBER OF RIGHTS CO RPORATE

DELIVE RY OPTIONS FOR RIGHTS CE RTIFIC AT E By First Class Mail : By Hand or O ve rnight Cou rie r (Until 5:00 p.m . Easte rn Time o n the expi ration date of the rights of fe ring) : Registrar and T ransfer Compan y Registrar and T ransfer Compan y P.O. Box 64 5 ATTN: Reorg/Exchange Dept . Cranford, NJ 0701 6 10 Commerce Driv e Attn: Reorg/Exchange Dept . Cranford, NJ 0701 6 DELIVE RY OF THIS SUBSCRIPTION RIGHTS CERTIFIC ATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVE RY SECTION 1 Basic Subscription Right s I exercise : _______________ x 3 = ______________________ _ (no. of your rights) (ratio) (total no. of your new shares ) Therefore, I apply fo r _______________ x $ 1.00 = ______________________ _ (no. of new shares) (subscription price) (amount enclosed ) Oversubscription Privileg e If you fully exercise your Basic Subscription Privilege, you may subscribe for additional shares by exercising your Oversubscription Privilege. I apply for : _______________ x $ 1.00 = ______________________ _ (no. of new shares) (subscription price) (amount enclosed ) Total Amount Enclosed : $ _______________________________________ _ (Sum of Basic Subscription Privilege amoun t plus Oversubscription Privilege amount ) Payment Options: (1) Send a personal check drawn on a U.S. bank payable to “Registrar and T ransfer Compan y, as Subscription Agent for Four Oaks Fincorp, Inc.,” OR (2) Send a certified check payable to “Registrar and Transfer Compan y, as Subscription Agent for Four Oaks Fincorp, Inc.,” drawn upon Four Oaks Bank & T rust Compan y, OR (3) Wire transfer the subscription payment to the segregated account maintained by “Registrar and T ransfer Compan y, as Subscription Agent for Four Oaks Fincorp, Inc. ” TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this o ffering and I hereb y irrevocably subscri be for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of common stock for which I have subscribed, the subscription will be invalid. Signature(s) of Subscriber(s ) ___________________ Indicate, by initialing in the provided blank that you are aware of the absence of deposit insurance covering the securities being sold pursuant to this Subscription Rights Certificate. IMPOR TAN T: THE SIGN ATURE(S) MUST CORRESPOND IN EVE RY PARTICULAR, WITHOUT A LTER ATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION RIGHTS CERTIFIC ATE . If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity , please provide the following information (please print). See the accompanying instructions. Name(s): _____________________________________________________ _ Capacity (Full Title):__________________________________ _ Taxpayer ID # or Social Security #: ____________________ _ SECTION 2 SPECIA L ISSUANCE INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS: If this Section 2 is left blank, shares wi ll be issued to you as record holder of the Subscription Rights . To be completed ON LY if the common stock is to be issued in a name other than that of the registered holde r. DO NO T FORGE T TO COMPLETE THE GUARANTEE OF SIGN ATURE(S) SECTION BELO W. ISSUE COMMON S TOCK T O : (Please Print Name ) (Print Full Address ) (Taxpayer ID # or Social Security # ) GUARANTEE OF SIGN ATURE(S) : YOU MUST HA VE YOUR SIGN ATURE GUARANTEED IF YOU WISH TO H AVE YOUR SHARES ISSUED TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER . Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally incl ude (a) a commercial bank or trust compan y, (b) a member firm of a domestic stock exchange, or (c) a credit union. (Name of Bank or Firm ) By: _______________________________________ _ (Signature of Officer)